Exhibit 99.1

NEWS RELEASE

CONTACT:

Norris Battin

The Cooper Companies, Inc.

ir@coopercompanies.com

FOR IMMEDIATE RELEASE

COOPER COMPANIES CONFIRMS EARNINGS PER SHARE GUIDANCE;

LOWERS REVENUE ESTIMATES

Long-Term Outlook for Ocular Sciences’ Integration and EPS Remain Favorable

Silicone Hydrogel Lenses To Launch on Schedule

LAKE FOREST, Calif., May 5, 2005 – The Cooper Companies, Inc. (NYSE:COO) today confirmed earnings per share guidance and lowered revenue estimates for the last three fiscal quarters of 2005 and for the full fiscal years 2005, 2006 and 2007 and confirmed that the integration of recently acquired Ocular Sciences, Inc. is on track to yield expected synergies faster than previously planned.

The new estimates are detailed in the tables below.

Second Quarter 2005 Guidance Changes

For second quarter of 2005, revenue guidance has been reduced from the Company’s guidance originally issued on March 8, 2005 from a range of $222 million to $226 million to a range of $212 million to $215 million. Earnings per share for the second quarter, excluding nonrecurring acquisition and restructuring charges remain the same with a range of 72 cents per share to 75 cents per share.

CooperVision revenue estimates for the second quarter have been reduced from a range of $195 million to $198 million to a range of $186 million to $188 million. The reduction results primarily from continuing sales force integration, territory realignment and training disruptions following the January 2005 acquisition of Ocular Sciences, Inc. and from continuing high inventory levels of Ocular Science’s spherical contact lenses in trade channels in the United States that developed during the nine months prior to the close of the acquisition.

Commenting on the revised CooperVision second quarter revenue guidance, A. Thomas Bender, Cooper’s chairman and chief executive officer noted, “The first quarter contact lens industry market research data that measures patient visits to contact lens fitters, shows that following the acquisition, combined CooperVision/Ocular Sciences product lines actually gained market share in the disposable sphere category from the fourth quarter of 2004. This is the same category that the new silicone hydrogel lenses have entered over the past 12 to 15 months.

“This supports the case for the drag of high trade inventories on revenue rather than a slow down in the prescribing of our lenses, and also indicates that silicone hydrogel lenses are competing largely among themselves for market share in this category.

“I expect it will be at least six more months before this excess trade inventory of Ocular Sciences’ spherical products returns to normal levels in the U.S. market.”

The Company will release second quarter earnings and host its quarterly conference call on June 7, 2005 at 2pm PDT.

Full Year 2005 Guidance

Revenue guidance for the full year of 2005 has been reduced from the previous range of $867 million to $879 million to a range of $840 million to $850 million to reflect the lower second quarter revenue guidance and revenue growth going forward in the third and fourth quarters off the lower base. CooperVision revenue estimates have been reduced from a range of $752 million to $761 million to a range of $732 million to $739 million. Earnings per share for the fiscal 2005, excluding nonrecurring acquisition and restructuring charges, remain unchanged in the range of $3.08 to $3.18 reflecting management’s continued confidence in its ability to generate its projected $50 million in operational synergies from the CooperVision/Ocular Science combination earlier than previously planned.

CooperSurgical revenue has been reduced from a range of $115 million to $118 million to a range of $108 million to $111 million to reflect recent operating and market trends.

Out Years Guidance

Revenue guidance in 2006 and 2007 has been reduced to reflect the lower 2005 revenue guidance using previous organic revenue growth assumptions off the lower base — 12 percent in the vision business and 10 percent in the surgical business.

“Revenue growth in these years,” said Bender, “will be driven by our belief that the worldwide market for soft contact lenses will grow in the high single digits and by CooperVision’s planned new product flow. We plan to introduce our monthly silicone hydrogel products in Europe in late calendar 2005. During calendar 2006, we plan to introduce our two week silicone hydrogel in the United States and expand our line of daily disposable lenses in Europe and Japan.”

Earnings per share in 2006 and 2007, excluding nonrecurring acquisition and restructuring charges, remain unchanged from the previous guidance again reflecting management’s continued confidence in its ability to generate operational synergies from the CooperVision/Ocular Science combination earlier than previously planned.

Bender commented, “Manufacturing strategies are well underway to take advantage of both companies’ operating strengths and we are executing plans to expand capacity over the next two years, particularly for daily disposable products – a $1.2 billion worldwide market.”

The Cooper Companies, Inc.

Quarterly Revenue and Earnings Per Share Guidance for Fiscal 2005

($ in Millions, except per share amounts)

	Q1 (actual)		Q2 (estimate)	Q3 (estimate)	Q4 (estimate)	FY05 (estimate)
CVI	$121.4		$186-$188	$210-$212	$215-$218	$732-$739
CSI	$26.5		$26-$27	$27-$28	$28-$29	$108-$111
Total	$147.9	(1)	$212-$215	$237-$240	$243-$247	$840-$850
EPS*	$0.58		$0.72-$0.75	$0.83-$0.86	$0.96-$0.99	$3.08-$3.18

*	Excludes non-recurring items and accounting changes
(1)	Eliminates $3.3M of Ocular stub period revenue (January 1-5, 2005) (Effective May 5, 2005)

The Cooper Companies, Inc.

Annual Revenue and Earnings Per Share Guidance

( in $ Millions, except per share amounts)

	2005	2006	2007
COO	$840-$850	$1000-$1015	$1117-$1137
CVI	$732-$739	$880-$892	$985-$1000
CSI	$108-$111	$120-$123	$132-$137
EPS*	$3.08-$3.18	$4.00-$4.10	$4.75-$4.85

*	Excludes nonrecurring items and accounting changes (Effective May 5, 2005)

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about the merger with Ocular Sciences, our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our or the combined company’s revenue, anticipated market conditions, planned product launches and results of operations are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that the Cooper and Ocular businesses will not be integrated successfully; risks related to any uncertainty surrounding the merger, the risk of possible delays in implementing information technology systems following the merger and the potential impact of this on possible Sarbanes-Oxley control deficiencies noted as of October 31, 2005, and the costs related to the merger; the risk that the combined company may not continue to realize anticipated benefits from its cost-cutting measures; risk inherent in accounting assumptions made in the merger, the ultimate validity and enforceability of the companies’ patent applications and patents and the possible infringement of the intellectual property of others.

Events, among others, that could cause our actual results and future actions of the company (or following the completion of the merger, the combined company) to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with new corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates, including the impact of the change in GAAP to require expensing stock options, and other events described in our Securities and Exchange Commission filings, including the “Business” section in Cooper’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. The World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision manufactures and markets contact lenses and ophthalmic surgery products. Headquartered in Lake Forest, Calif., it manufactures in Albuquerque, N.M., Huntington Beach, Calif., Juana Diaz, Puerto Rico, Norfolk, Va., Rochester, N.Y., Adelaide, Australia, Hamble and Hampshire England, Ligny-en-Barrios, France, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Pasadena, Calif., North Normandy, Ill., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its Web address is www.coopersurgical.com.

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